                                                                  EXHIBIT 5.1

                      AKERMAN, SENTERFITT & EIDSON, P.A.
                               ATTORNEYS AT LAW
                             One SE Third Avenue
                                  28th Floor
                             Miami, Florida 33131
                                (305) 374-5600
                           Telecopy (305) 374-5095

                              December 3, 1997

Republic Industries, Inc.
110 S.E. 6th Street
Fort Lauderdale, Florida 33301

    RE: REGISTRATION STATEMENT ON FORM S-4,
        (THE "REGISTRATION STATEMENT")

Gentlemen:

     We have acted as counsel to Republic Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 50,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), which may be issued by the Company from time to time in the future on the completion of acquisitions of assets, businesses or securities, or on the payment of dividends or on conversion of shares of preferred stock or the conversion of or payment of interest on convertible notes issued in connection with such acquisitions of other businesses or properties.

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the Shares are issued in connection with acquisitions as contemplated by the Prospectus which is part of the Registration Statement, the Shares will constitute legally issued, fully paid and non-assessable securities of the Company.

     The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                        Very truly yours,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.